Exhibit 10.1

APRICUS BIOSCIENCES, INC.
2012 STOCK LONG TERM INCENTIVE PLAN
STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

Apricus Biosciences, Inc., a Nevada corporation (the “Company”), pursuant to its 2012 Stock Long Term Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Stock (“Stock”) set forth below (the “Stock Option”). This Stock Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share of Stock:	$_________________________________________________
Total Exercise Price:	$_________________________________________________
Total Number of Shares of Stock Subject to the Stock Option:	___________________________________________ shares
Expiration Date:

Type of Option:      Incentive Stock Option     Non-Qualified Stock Option

Vesting Schedule:	[To be specified in individual agreements]
By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.
The Plan, this Grant Notice and the Stock Option Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company.

APRICUS BIOSCIENCES, INC.		PARTICIPANT
By:		By:
Name:		Name:
Title:
Address:	11975 El Camino Real, Suite 300	Address:
San Diego, CA 92130

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EXHIBIT A
TO STOCK OPTION GRANT NOTICE
STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Apricus Biosciences, Inc., a Delaware corporation (the “Company”), has granted to Participant a Stock Option under the Company’s 2012 Stock Long Term Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE I
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The Stock Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF OPTION
2.1    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Stock Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. Unless designated as a non-qualified stock option in the Grant Notice, the Stock Option shall be an ISO to the maximum extent permitted by law.
2.2    Exercise Price. The exercise price of the shares of Stock subject to the Stock Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Stock Option shall not be less than 100% of the fair market value of a share of Stock on the Grant Date (as determined under Section 6(a)(12) of the Plan). Notwithstanding the foregoing, if this Stock Option is designated as an ISO and Participant is a ten-percent shareholder within the meaning of subsection (b) of Section 422 of the Code, the price per share of the shares of Stock subject to the Stock Option shall not be less than 110% of the fair market value of a share of Stock on the Grant Date.
2.3    No Right to Continued Employment. Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.
ARTICLE III
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.

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(a)    Subject to Sections 3.2, 3.3 and 5.6, the Stock Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Stock Option that has not become vested and exercisable at the date of Participant’s termination of Employment shall thereafter become vested and exercisable, except as may be otherwise provided in the Grant Notice or provided by the Administrator or as set forth in a written agreement between the Company and Participant.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.
3.3    Expiration of Option. The Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration of ten years from the Grant Date;
(b)    If this Stock Option is designated as an ISO and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;
(c)    The expiration of three months following the date of Participant’s termination of Employment, unless such termination occurs by reason of Participant’s death, Disability (as defined below) or for Cause;
(d)    The expiration of one year from the date of Participant’s death;
(e)    The expiration of one year from the date of Participant’s termination of Employment by reason of Participant’s Disability; or
(f)    The date of Participant’s termination of Employment by the Company for Cause.
If the Stock Option is an ISO, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Stock Option and ending on the day three months before the date of the Stock Option’s exercise, Participant must be an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company, except in the event of Participant’s death or Disability. The proviso at the end of Section 6(b)(4) of the Plan shall not apply to this Stock Option.

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For purposes of this Agreement “Disability” shall have the meaning given to such term in Section 22(e)(3) of the Code.
3.4    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate fair market value (determined as of the time the Stock Option is granted) of all shares of Stock with respect to which ISOs, including the Stock Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Stock Option and such other options shall be non-qualified stock options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Stock Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
3.5    Tax Withholding. Notwithstanding any other provision of this Agreement, the Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. Participant is ultimately liable and responsible for all taxes owed in connection with the Stock Option, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Stock Option. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Stock Option or the subsequent sale of Stock. The Company and its Affiliates do not commit and are under no obligation to structure the Stock Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV
EXERCISE OF OPTION

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4.1    Person Eligible to Exercise. Except as provided in Section 5.1, during the lifetime of Participant, only Participant may exercise the Stock Option or any portion thereof. After the death of Participant, any exercisable portion of the Stock Option may, prior to the time when the Stock Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
4.2    Partial Exercise. Any exercisable portion of the Stock Option or the entire Stock Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Stock Option or portion thereof becomes unexercisable under Section 3.3.
4.3    Manner of Exercise. The Stock Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Stock Option or such portion thereof becomes unexercisable under Section 3.3:
(a)    An Exercise Notice in writing signed by Participant or any other person then entitled to exercise the Stock Option or portion thereof, stating that the Stock Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);
(b)    The receipt by the Company of full payment for the shares of Stock with respect to which the Stock Option or portion thereof is exercised, including payment of any applicable withholding tax, as provided under Section 4.4 (subject to Section 6(a)(6) of the Plan);
(c)    Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule, or regulation; and
(d)    In the event the Stock Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Stock Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

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4.4    Method of Payment. Payment of the exercise price and any applicable withholding tax shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash;
(b)    Check;
(c)    Delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Stock Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the shares of Stock with respect to which the Stock Option or portion thereof is being exercised and any applicable withholding tax; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
(d)    With the consent of the Administrator, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Administrator;
(e)    With the consent of the Administrator, surrender of vested shares of Stock owned by Participant that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Stock Option or portion thereof is being exercised and any applicable withholding tax (based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes);
(f)    With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Stock Option having a fair market value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Stock Option or portion thereof is being exercised and any applicable withholding tax (based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes); or
(g)    With the consent of the Administrator, property of any kind that constitutes good and valuable consideration.
(h)    Notwithstanding any other provision of the Plan or this Agreement, if Participant is a director or “executive officer” of the Company within the meaning of Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he or she shall not be permitted to make payment pursuant to this Section 4.4, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company, in violation of Section 13(k) of the Exchange Act.

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4.5    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Stock Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The satisfaction of all of the conditions set forth in Section 8 of the Plan;
(b)    The lapse of such reasonable period of time following the exercise of the Stock Option as the Administrator may from time to time establish for reasons of administrative convenience; and
(c)    The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, as provided under Section 4.4.
4.6    Rights as Shareholder. Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Stock Option unless and until such shares of Stock shall have been issued by the Company to such Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and, once issued, such shares of Stock shall be freely tradeable and non-forfeitable. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 7 of the Plan.
4.7    Other Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the Option and any amounts issued or paid to Participant in settlement of the Stock Option are subject to the provisions of Section 6(a)(5) of the Plan.
4.8    Trading Restrictions.
(a)    The Company may establish periods from time to time during which Participant’s ability to engage in transactions involving the Company’s Stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, Participant may not exercise Stock Options or sell or otherwise dispose of any shares of Stock acquired pursuant to the Stock Option during an applicable Restricted Period unless such exercise is specifically permitted by the Company, in its sole discretion. Participant may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Participant during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Participant.
(b)    Participant acknowledges and agrees that the Stock Option and the shares of Stock issuable upon exercise of the Stock Option, any other equity awards now held by Participant or hereafter acquired by Participant, and any shares of Stock issuable upon exercise, vesting or settlement thereof, shall be subject to the terms and conditions of any stock ownership or retention guidelines (the “Guidelines”) adopted from time to time by the Company to the extent such Guidelines are by their terms applicable to Participant. Participant hereby acknowledges and agrees that the Administrator shall have the authority to review Participant’s compliance (or progress towards compliance) with such Guidelines from time to time and, in its sole discretion, to impose such conditions, restrictions or limitations on Participant, the Stock Option, the shares of Stock issuable upon exercise of the Stock Option, other equity awards held by Participant and other shares of Stock issuable upon exercise, vesting or settlement thereof as the Administrator determines to be necessary or appropriate in order to achieve the purposes of such Guidelines.
ARTICLE V
OTHER PROVISIONS
5.1    Option Generally Not Transferable.

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(g)    Subject to Section 5.1(c), the Stock Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent unless and until the shares of Stock underlying the Stock Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Stock Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(h)    Unless transferred in accordance with Section 5.1(c), during the lifetime of Participant, only Participant may exercise the Stock Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Stock Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(c)    Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Stock Option is not an ISO, the Stock Option may be transferred by gift, subject to applicable securities and other laws and such other conditions and procedures as the Administrator may require.

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5.2    Adjustments. Participant acknowledges that the Stock Option, including the vesting of the Stock Option and the number of shares of Stock subject to the Stock Option, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 7 of the Plan.
5.3    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Stock Option pursuant to Section 4.1 by written notice under this Section 5.3. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.5    Governing Law; Severability. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
5.6    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Stock Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.7    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
5.8    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.1, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

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5.9    Notification of Disposition. If this Option is designated as an ISO, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Stock Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.11    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall alter the terms of the Stock Option so as to affect materially and adversely Participant’s rights hereunder without the prior written consent of Participant.
5.12    Electronic Delivery and Paperless Administration; Consent to Information Sharing. By accepting this Stock Option, Participant hereby consents and agrees to receive any and all documentation related to the Stock Option by electronic delivery and agrees to participate in the Plan through an online or electronic system, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company. In addition, in order to facilitate the administration of the Company’s equity administration by a third party, and for such third party administrator to provide reporting to the Company or its Affiliates on shares of Stock held within Participant’s account by such third party administrator, Participant hereby provides his or her consent on the sharing of this information by such third party administrator with the Company and its Affiliates. The foregoing consent shall lapse upon Participant’s termination of Employment or his or her earlier revocation of such consent in writing to the Company.

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EXHIBIT B
TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today, _________, 20___ the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase __________ shares of the Stock (the “Shares”) of Apricus Biosciences, Inc. (the “Company”) under and pursuant to the Apricus Biosciences, Inc. 2012 Stock Long Term Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated _________, 20___, (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:
Number of Shares of Stock as to which Stock Option is Exercised:
Exercise Price per Share of Stock:	$
Total Exercise Price:	$
Certificate to be issued in name of:
Cash Payment delivered herewith:	$______________ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:      Incentive Stock Option Non-Qualified Stock Option

1.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions.
2.    Rights as Shareholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to the Stock Option, notwithstanding the exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 of the Plan. The Shares shall be freely tradeable and non-forfeitable.
3.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
4.    Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
5.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Participant.
6.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

B-1

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7.    Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.3 of the Option Agreement.
8.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

ACCEPTED BY: APRICUS BIOSCIENCES, INC.		SUBMITTED BY: PARTICIPANT

By:		By:
Name:		Name:
Title:
Address:	11975 El Camino Real, Suite 300	Address:
San Diego, CA 92130

B-2

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